Exhibit 10

                             Euro Sales Finance plc

This document is important. If you are in any doubt about the implications of signing this agreement you should, before you sign it, consult your solicitors or accountants concerning your obligations under the agreement.

                             SALES FINANCE AGREEMENT

We, Euro Sales Finance plc, whose principal office is at Smith House, P0 Box 343, Elmwood Avenue, Feitham, Middlesex, TW 13 7WH agree with you Ultralife Batteries UK Limited (registered number 02927266) of 18 Nuffield Way, Ashville Trading Estate, Abingdon, Oxfordshire, 0X14 1TG that we shall provide you with a sales finance service on the following terms and conditions and subject also to our General Conditions, "the General Conditions", which are to be treated as part of this Agreement.

1.    Date: 29th April 2003

      This Agreement is made on the date it is signed by us.

2.    Type of Facility

      (a) This Agreement for the sale and purchase of your book debts does not involve us (in normal circumstances) having any direct contact with your Customers and as such clauses 1(f) , 1(g), and 4.6 (b) of the General Conditions will not apply.

      (b) You will notify us of any credit notes or accounting reductions proposed to be issued or made to a Customer and will not (except with our prior permission in writing) issue or make any credit notes or reductions exceeding (pound)1,000 in aggregate.

      (c) Notwithstanding the provisions of clause 5(a) of the General Conditions you will act as our agent to collect payments due from your Customers in respect of book debts and you will deal with such payments in accordance with clause 5(c) of the General Conditions, and in any event forward collections to us forthwith upon receipt, and not bank them in any of your accounts and hold any monies or uncleared effects strictly to our order until paid over to us. This agency will cease upon the termination of this Agreement.

      (d) Upon the occurrence of a Termination Event as defined in clause 11 of the General Conditions we may at our discretion:

            notify your Customers of the assignment of their book debts to us; and/or terminate the agency immediately by written notice; and/or
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            continue to provide you with facilities upon such terms as we may specify in writing.

      (e) Following termination of the agency, if we collect any book debts we shall be entitled to charge a collection fee at a rate of 5% of amounts so collected, without prejudice to our right to charge the Recoveries Fee but so that the total fee shall not exceed 10%

      (f) Within ten days following the end of each month you will send us, in a form we specify, an aged analysis of book debts and a copy of your sales ledger control account, together with such other documents as we may require.

3.    Financial and Other Particulars

      (a)   "Commencement" is

      (b) "Administration Fee" is 0.55 per cent of the Gross Invoice Value of a book debt;

      (c)   "Discount" is 2.25 per cent above Royal Bank of Scotland Base Rate;

      (d) "Payment Percentage" is 70 per cent of the Gross Invoice Value of a book debt;

      (e)   "Minimum Fee" is (pound)20,000;

      (f)   "Arrangement Fee "is (pound)4,500.

4.    Entire Agreement

      The terms set out in this Agreement represent the whole of the terms agreed between us to the exclusion of any other statements by us whether express or implied.

Signed as a deed


By Ultralife Batteries UK Limited

Director /s/ David Richards

Director/Secretary /s/ Richard Walsh

Date 30th January 2003


By Euro Sales Finance plc

Director /s/ Stuart Arenasen

Director/Secretary

Authorised signatory /s/ Natalie Williams

Date 30/4/03

                              SALES FINANCE SERVICE

                               GENERAL CONDITIONS

The clause headings used in this Agreement are for guidance only and are not intended to affect its interpretation. These General Conditions must be read in conjunction with any Agreement of which they are expressed to form part. A list of general definitions can be found in Clause 18.

1.    Sale and Purchase of Debts

      (a) You agree to sell or assign to us all book debts owing to you at Commencement and all your book debts arising during the life of this Agreement. We shall own your book debts from Commencement or as soon as they come into existence, even if not yet entered in your books or records as due to you. Should any book debts not come into our ownership (whatever the reason may be) you must account to us for the Debt when received and you will hold the proceeds of such debts on trust for us;

      (b) You will sell or assign to us the benefit of any insurance policies relating to book debts or any goods sold or services supplied which give rise to any book debts;

      (c) On signing this Agreement and as soon as a book debt arises you will notify us in the form we specify together with such information and original or copy documents proving the existence of the book debts, the delivery of goods or the performance of your services in respect of the book debts as we may request.

      (d) While this Agreement continues you will not in any way sell or assign your interest in any book debts to anyone else.

      (e) Should we request, you will sign, pay stamp duty on and deliver to us a document in a form that we approve legally assigning to us any book debt or debts together with the benefit of all guarantees given to you by your Customer and other related securities and, if we ask, you will immediately give written notice in a form that we approve to any Customer whose debt has been assigned in this way.

      (f) You will print, stamp or otherwise mark each invoice with a notice of assignment or sale of book debts shown in a form which we shall specify.

      (g) If your Customer becomes entitled to a credit or Customer discount in respect of any book debt you will notify us straight away and send to us a credit note in

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            respect of the credited or discounted book debt with any other documents and information which we may request. We shall be free to send the credit note to the Customer concerned or to refuse to send the credit note, which will not affect any of our other rights. In addition you will repay to us the amount of each credit note so that we are not out of pocket.

2.    Disapproval and Re-Approval

      Because we pay you before your Customer pays us we may at any time deduct from amounts, which we would otherwise be required to send you, a sum equivalent to any book debt previously purchased by us which looks to us as though it may be difficult for us to collect either through age, because it is disputed, or because a particular customer has exceeded either your credit limits or those which we have notified to you.

      If we disapprove book debts in this way we shall be allowed to sell them back to you or re-approve them for the purposes of calculating amounts which you are entitled to draw.

3.    Payments to you

      At any stage during the provision of the service you will have a rolling account with us which will be calculated as follows: -

      1).   add the Gross Invoice Value of book debts notified to us; then

      2). deduct the value of any Disapproved Debts and add the value of any reapproved debts; then

      3).   multiply that amount by the Payment Percentage in your agreement;
            then

      4). deduct from that amount the value of any Advances made by us to you; then

      5). deduct from that sum any Discount, Administration Fees, Disbursements or other fees due to us; then

      6). add the value of any book debts received from your customers less the Payment Percentage applied to that book debt and the sum so calculated, if shown as being due to you, is your "Entitlement." Upon the occurrence of a Termination Event any further advances to you will cease automatically and from any balance due to you, we shall be entitled to deduct all commissions and expenses as provided in this Agreement.

4.    Charges

4.1.  Charges will arise either as Discount, Fees or Disbursements as follows:

      (a) Discount will be charged on a basis similar to that upon which simple interest is calculated at a margin ( %) over The Royal Bank of Scotland base rate from time to time.

      b) Discount will be charged on the daily balance outstanding and due from you to us accrued on a daily basis and invoiced monthly in arrears.

      (c) Any receipt from your Customer will be credited to your account with us four working days after the day of banking, but not including the day of banking.
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      (d)   Payments made to you will be debited from your account with us on the day on which they are made whether the payment is made to you by cheque or bank transfer.

4.2   Fees

      (a) We shall charge Administration Fees as a percentage of the Gross Invoice Value.

      (b) Occasionally Administration Fees may be charged on a fixed monthly basis, monthly in advance.

      (c) We may agree with you to charge you an arrangement fee to cover our initial costs in setting up your facility.

4.3.  Minimum Fees

      We may charge a minimum turnover fee in the event that your turnover of Gross Invoice Value in the 12 month period following the commencement of the provision of the Sales Finance Service or any subsequent 12 month period falls below a pre-determined minimum. This may be charged monthly in advance on a pro rata basis at our discretion.

4.4.  Bank Fee

      We shall charge (pound)25 each time funds are transferred by banker's transfer to your account with your clearing bankers.

4.5.  Over-payment Fees

      We may agree with you to charge over payment fees when you require funds in excess of your agreed Entitlement from time to time.

4.6.  Recoveries Fee

      (a). If you cease to trade or if you suffer the appointment of an administrator, administrative receiver, a liquidator, or if you propose a voluntary arrangement or winding up of your company, then we shall be entitled to charge a recoveries management fee which is equivalent to 10% of the Gross Invoice Value of monies collected, to reflect the increased cost of collection in the event of insolvency or cessation of trading.

      (b) We shall charge you a late payment fee of 0.5% on all book debts due from your Customers which are more than 90 days old, invoiced monthly in arrears.

4.7.  Disbursements

      (a). We shall deduct from your entitlement all disbursements which are clearly identifiable as being attributable to you and which are not covered by our normal service. These may include matters such as credit reference fees, legal fees for debt recovery and other such matters, but they will not include travelling costs, stationery costs and our bank charges or indeed our overheads.
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      (b).  Disbursements however will include any costs incurred by us in appointing investigating accountants and lawyers.

5.    Collection from Customers

      (a). From the commencement of the Sales Finance Service we shall have the sole and exclusive right to collect and enforce payment of every book debt other than debts sold back to you and you have no right to collect book debts unless we authorise you to do so in advance in writing.

      (b). You will assist our collection efforts if we so request by providing all information required and you agree that for collection purposes we may institute and conduct legal proceedings in your name under our full control. We shall of course liaise with you but shall not be under any duty to do

      (c). You will immediately pass to us or to any Bank we direct any payment a Customer makes to you directly in respect of a book debt and you agree not to mark or endorse any negotiable instrument relating to such payment otherwise than in our favour. You will hold any payment you receive for a book debt on trust for us until we receive it. You must not bank any such payment for your own account.

      (d). If a Customer makes a general payment either to us or to you without specifying which debts are covered by it then we shall apply it firstly against any book debts outstanding and secondly against the discharge of your liability to us, if any, whether arising under this Agreement or otherwise, and any balance shall be paid as you wish.

      (e). If there is shown in our books a credit balance with any Customer which remains outstanding we shall be entitled at our discretion to make repayments of such credit balance to the Customer out of monies available to you.

      (f). If any book debt received from any Customer is received by us in a currency other than sterling and the amount produced by converting the other currency to sterling is less than the amount of any sum advanced by us in relation to the book debt in question then we shall be entitled to recoup any such short fall from any Entitlement and you will in any event as an independent obligation indemnify us for the deficiency and any loss sustained as a result. Unless agreed by us in writing in advance any payments due hereunder shall be made in sterling. Any such conversion shall be made at the prevailing rate of exchange on the date of clearance of any effects banked by us in such market as is determined by us as being most appropriate for such conversion, and you will in addition pay to us, or we shall be entitled to deduct from your Entitlement any costs of such conversion.

6.    Disputed Goods

      If any goods relating to any book debt are returned by a Customer or delivery is refused or the goods are rejected or repossessed by you, you agree to transfer to us all your right title and interest in such goods and, you will put those goods on one side, mark them clearly and prominently with our name as owner and hold them strictly to our order until they are resold at our direction or until we are fully reimbursed in relation to any book debt in respect of such goods.

7.    Accounts and Set-Off

      (a). We shall keep a permanent record to show all sums payable or paid to you, all payments received in relation to book debts and all fees, expenses and other sums payable or paid by you under this Agreement or otherwise. No later than 10 working days from the last day of each month we will send to you a copy of such account which shall be taken as undisputed evidence of the matters stated in it at the date of its preparation unless within 14 days from despatch you notify us in writing of any discrepancy. This account shall be your invoice for VAT purposes.

      (b). We may at any time draw up an account to record all amounts due to you from us and to us from you.

      (c). We may at any time set off any moines due to us from you whether pursuant to this Agreement or otherwise against any sums due from us to you. We shall only ever be obliged to pay you sums which are net of any discount costs fees and disbursements due to us.

8.    Accounting and Access Information

      You agree that you will:

      (a). keep fully detailed, up-to-date and proper accounting records and allow us to enter your premises whenever we wish to inspect them and such other papers as we may wish relating to your business debts generally and allow us to take possession of such material to enable us to make copies provided that we return such material to you within a reasonable time;

      (b). cause a proper audit to be completed of the books of account for yourself and your subsidiaries, if any, for each financial year and send an audited report and accounts to us as soon as they are available and in any event within three months from the end of each financial year;

      (c). keep us informed at all times of the credit worthiness of your Customers and the validity of each book debt and in particular of any counter-claims, right of set off or other contra items raised by your Customers in relation to any book debt and assist us in every way to safeguard our interests;

      (d). as and when produced, send us management accounts for your business and at our request for any Related Company in a format and at intervals acceptable to us;

      (e). if we require, send to us within 10 days from the end of each month an aged list of your creditors or a copy of your bought ledger;

      (f). report to us immediately about reclaimed, repossessed or returned merchandise, Customers' claims and disputes, and any other matters affecting any book debts;
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      (g).  provide us with specimen signatures of persons authorised to sign any documents relating to this Agreement together with a Board resolution authorising for this purpose such persons and inform us immediately of any change in the signatories;

      (h). give us a signed letter in our prescribed form for all existing bank accounts (and whenever you open a new bank account) requesting the bank to pay over to us monies received directly from your Customers;

      (i).  notify us in writing

            as soon as you become aware of any event which affects or may affect your warranties or our rights of immediate termination;

            of any existing mortgages charges liens or other security over your assets;

            immediately when there are any changes in the nature of your business, your directors or company secretary or a material change in your ownership (a holding by a person, firm or company of 10 per cent or more of your equity is for this purpose deemed to be material);

            of any company which becomes or ceases to be a Related Company;

            of any Customer which is your associate or an associate of any of your directors or might otherwise fairly be regarded as connected to you or any of your directors;

            of the terms upon which any goods are supplied to you and obtain such waivers or variation to such terms as we may require.

            If any customer also becomes a supplier to you or to any Related Company.

9.    Warranties

      You warrant in respect of each book debt that:-

      (a). you will not waive or modify your normal trading terms with any Customer without obtaining our prior written consent and in particular you will not extend the time for payment;

      (b). we shall obtain a valid binding and enforceable title to the full amount owing to you on each book debt sold or assigned us and to all assigned rights and remedies included in the sale of the book debt to us and that no supplier to you will retain title to any goods sold by you which are the subject matter of a book debt;

      (c). you have already performed all the obligations required for enforcement of the book debt including delivery of goods or performance of services;

      (d). your Customer will pay the full amount of each book debt no later than 90 days after the date of invoice;

      (e). your Customer has an established place of business and your debtors are not connected or associated with you and have no right which would reduce or extinguish the Gross Invoice Value of the book debt.

10.   Power of Attorney

      You irrevocably appoint us as your attorney both during and after termination of this Agreement to act in your name and on your behalf to execute all documents and do all things necessary to give effect to this Agreement or our rights including making any arrangement or compromise, taking or defending any proceedings endorsing any negotiable instrument on your behalf and executing legal assignments of all or any book debt. This means that we can act on your behalf without reference to you in connection with the collection of book debts.

11.   Duration of Agreement

      This Agreement will remain in operation from Commencement-until either you give us seven days notice or we give you three months notice, to terminate this Agreement and subject to our rights of immediate termination set out below.

      We may by giving you written notice terminate this Agreement forthwith if:

      (a).  you commit a breach of any term of this Agreement; or

      (b). the nature or volume of your business is in our view substantially changed; or

      (c).  there is any change in the person or persons who Control you; or

      (d). any of our payments to you are not used in the ordinary course of your business; or

      (e). any monies owing from you to us are not paid within 7 days after they become due; or

      (f). any distress or execution or attachment is levied upon any of your goods or premises or any garnishee order is made on any person indebted to you; or

      (g). a receiver or administrative receiver is appointed over any of your assets; or

      (h).  you become insolvent; or

      (i). you convene a meeting for the purpose of passing a resolution for creditors voluntary winding up, or are the subject of a compulsory winding up order or a petition for an administration order is presented and you cease to carry on business or call a meeting of creditors to make an arrangement or composition with creditors or permit a judgement to remain unsatisfied for seven days; or

      (j). we in our absolute discretion consider that your financial position has deteriorated to the point at which we believe that repayments of any amounts due or which may become due from you to us may be put at risk. Any reference in this clause to you shall be taken to include any of your subsidiaries.

12.   Consequence of Termination

      (a). Termination of this Agreement will not affect the rights or obligations of either you or us in relation to any book debt and this Agreement will continue to bind us both as long as it is necessary to satisfy these rights and obligations.

      (b). In the event of termination or upon the occurrence of a termination event then without prejudice to our accrued rights and remedies under this Agreement you agree to pay us forthwith upon written demand a sum equal to the amount of all payments we have made to you under this Agreement plus all fees and charges which have accrued during the Agreement less the amounts which we have received from your Customers and which have been allocated to your account with us.

      (c). In the event of termination or upon the occurrence of a termination event we may retain any amount received by us in respect of any book debt pending the drawing up of a final account and the payment of any amount consequently due to us.

      (d). Following the drawing up of a final account and any consequent payment to us we shall re-assign to you without payment any book debt still outstanding.

13.   Security

      You will grant us such fixed or floating charges as we may from time to time require as security for the payment of all sums due or becoming due to us under this Agreement and you will not give any new charge or other security to any third party without first obtaining our written consent.

14.   Indemnity

      You agree to indemnify us against any claim by a Customer and any loss incurred by us as a result of our entering into this Agreement. No waiver forbearance or indulgence granted by us to you or to any Customer will in any way discharge you from your liabilities to us to establish a precedent.

15.   Transfer of Rights

      We shall be entitled to assign or charge this Agreement or any of our rights and obligations hereunder. You may not assign or otherwise deal with this Agreement or your rights and obligations hereunder without our prior written consent.

16.   Variation

      This Agreement may only be varied by a document signed by us and by you.

17.   Applicable Law and Notices

      This Agreement is to be interpreted in accordance with and governed by English Law. Any notices to be given by either of us to the other may be either delivered by hand to the other party or its authorised agent or sent by pre-paid first class letter, registered post, recorded delivery fax transmission or telex to such party as its principal place of business or at its registered office.
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18.   Interpretation

      'Administration Fee' means the sum prescribed in clause 4.2 and your Sales Finance Agreement;

      'Approved Debt' means any book debt in respect of which the Payment Percentage has been advanced or is payable and which has not been disapproved by us or which was previously Disapproved and has since been Reapproved. 'Approve' in relation to any Debt will be construed accordingly;

      'Associate' means any relative, partner, director, shareholder or employee of you or of any Related Company;

      'Control' means the power to secure that the affairs of a company or a group of people are conducted in accordance with the wishes of those holding such power;

      'Customer' means any person to whom you supply goods or for whom you perform services;

      'book debt' means an amount which is owed to you for goods supplied or services performed calculated at Gross Invoice Value and includes the benefit of the sale or supply contract relating to such goods or services and all rights and remedies arising in connection with such contract including retention of title to goods, right of lien, stoppage in transit, or recover of possession;

      'Disapproved Debt' means any book debt which, in our absolute discretion, we exclude for the purpose of calculating any payment due to you and 'disapprove' in relation to any book debt shall be construed accordingly;

      'Gross Invoice Value' of a book debt is the total amount thereof including VAT and before taking into consideration any allowances in respect of discounts for prompt payment or any other allowable deduction;

      'Payment Percentage' means the amount (subject to adjustment) payable on notification of an Approved Debt;

      'Related Company' means a company which either you Control or which Controls you or which is Controlled by the same person, firm or company which Controls you;

      'Commencement' is the date when this Agreement commences;

      'Termination Event' means any of the events described in clause 11.

Signed and acknowledged by Ultralife Batteries UK Limited

Director /s/ David Richards

Director/Secretary /s/ Richard Walsh

Date  30th January 2003

                              Dated 30th April 2003

                                    DEBENTURE

                                - made between -

                       Ultralife Batteries UK Limited (1)

                           Euro Sales Finance plc (2)

THIS DEBENTURE is made the

BETWEEN:

(1) Ultralife Batteries UK Limited a company incorporated in England (registered number 02927266) whose registered office is at 18 Nuffield Way, Ashville Trading Estate Abingdon, Oxfordshire OX 14 1TG ("the Client")

(2) Euro Sales Finance plc a company incorporated in England (registered number 3038707) whose registered office is at Smith House, P0 Box 343, Elmwood Avenue, Feitham, Middlesex, TW13 7WH ("ESF").

NOW THIS DEED WITNESSES as follows:

1.    Definitions and Interpretation

1.1 In this Deed the following words and expressions shall, unless the context otherwise requires, have the following meanings:

      'Charged Assets' means the assets charged under Clause 3;

      'Deed' means this document, including its recitals and the Schedule;

      'Full Title Guarantee' means full title guarantee as that expression is defined in the Law of Property (Miscellaneous Provisions) Act 1994;

      'Receiver' means an administrative receiver, receiver and manager or other receiver appointed in respect of the Charged Assets;

      'LPA' means the Law of Property Act 1925;

      'Property' means the property, short particulars of which are set out in the Schedule;

      'Secured Obligations' means all sums and liabilities covenanted to be paid and discharged by the Client;

      'Security Interest' means any

      mortgage, charge, pledge, lien encumbrance, security interest or other security arrangement of any kind.

1.2 Unless the context requires otherwise, or unless otherwise defined in this Deed, words and expressions defined in ESF's General Conditions shall have the same meanings when used in this Deed.

1.3 Any reference to a statutory provision is a reference to that provision as for the time being extended, modified or re-enacted.

1.4 Headings in this Deed are for convenience only and shall not affect its interpretation. Words importing the plural shall include the singular and vice versa.

1.5 In this Deed the expressions "Client" and "ESF" shall include their respective successors, assigns or transferees.

2.    Covenant to Pay

      The Client hereby that it will on demand discharge all obligations and liabilities whether actual or contingent now or at any time hereafter due owing or incurred to ESF by the Client anywhere in any manner whatsoever (whether alone or jointly and in whatever style, name or form and whether as principal or surety) together with interest at the rate of 3 per cent per annum above the base rate for the time being of Bank of Scotland on any late payment (as well after as before any demand or judgement) calculated and compounded in accordance with ESF's usual practice and all legal and other costs charges and expenses incurred by ESF in relation to the Client on a full and unqualified indemnity basis.

3.    Charging Provisions

3.1 The Client by way of continuing security for the payment and discharge of the Secured Obligations hereby charges to ESF with full title guarantee: -

3.1.1 by way of first fixed charge:-

      (a). all book and other debts both present and future at any time due or owing to the Client and the full benefit of all rights and remedies relating thereto; and

      (b). all benefits in respect of all contracts and policies of insurance whatever nature in relation to the assets charged by clause 3.1.1(a) above which are from time to time taken out by the Client or in which the Client has an interest.

3.1.2 by way of first floating charge the undertaking and all property, assets and rights of the Client whatsoever and whatsoever both present and future which is or may be from time to time while this Deed is in force comprised in the property and undertaking of the Client including, without limitation, the property and assets and rights of the Client referred to in Clauses 3.1.1 above inclusive (if and in so far as the charges therein contained shall for any reason be ineffective as fixed charges).

3.2 ESF may at any time by notice in writing to the Client convert the floating charge into a specific charge as regards any assets specified in the notice which ESF may consider to be in danger of being seized or sold under any form of distress execution or other process levied or threatened and may appoint a Receiver thereof.

4.    Continuing Security

      This security shall be a continuing security notwithstanding any settlement of account or other matter whatsoever and is in addition to and shall not merge with or otherwise prejudice any contractual or other right or remedy or any other security now or hereafter held by or available to ESF and shall not be in any way prejudiced or affected thereby or by ESF now or hereafter dealing with, exchanging, releasing, varying or abstaining from perfecting or enforcing any of same or any rights which they may now or hereafter have or giving time for payment or indulgence or compounding with any other person liable.

5.    Restrictions on Dealing

      The Client hereby covenants that it will not save with the prior written consent of ESF:

5.1 sell, assign, discount, factor, pledge, charge or otherwise dispose of the property and assets referred to in Clause 3.1.1(a) or 3.1.1(b) or any part thereof or deal with the same;

5.2 create or permit to subsist any Security Interest upon or affecting any of its undertaking, property or assets (other than this Debenture); and

5.3 part with possession, transfer, sell or otherwise dispose of or attempt or agree to transfer, sell or otherwise dispose of the whole or any part of its undertaking, property, assets or rights except in the usual course of trading and for the purpose of carrying on its business.

6.    Covenants

6.1 The Client hereby covenants with ESF that during the continuance of this security the Client will at all times:

6.1.1 conduct and carry on its business in a proper and efficient manner and keep or cause to be kept proper books of account relating to such business;

6.1.2 furnish to ESF copies of its trading and profit and loss account and audited balance sheet in respect of each financial year forthwith upon the same becoming available and such other financial statements and information of the Client as ESF may require; and

6.1.3 punctually pay and indemnify ESF and any Receiver appointed by it against all rents, rates, taxes, duties, charges, assessments, impositions and outgoings whatsoever now or at any time during the continuance of this security payable in respect of the Charged Assets or any part thereof by the owner or occupier thereof. If any such sums shall be paid by ESF or by any such Receiver the same shall be repaid by the Client on demand.

6.2 The Client hereby further covenants with ESF that during the continuance of this security the Client will:

6.2.1 get in and realise in the ordinary course of business all book and other debts hereby charged and pay the same into any account nominated by ESF from time to time in accordance with the General Conditions or any other agreement between the Client and ESF; and

6.2.2 deposit with ESF and permit ESF during the continuance of this security to hold and retain the following all such documents relating to the Charged Assets as ESF may from time to time require.

7.    Further Assurance

      The Client shall whenever requested by ESF execute and sign all such deeds and documents and do all such things as ESF may require at the Client's cost over any property or assets specified by ESF for the purpose of perfecting or more effectively providing security to ESF for the payment and discharge of the Secured Obligations.

8.    When Security Becomes Enforceable

8.1 The security hereby conferred will become immediately enforceable and the power of sale and other powers conferred by Section 101 of the LPA as amended or varied by this Deed shall be immediately exercisable:

8.1.1 at any time after the Client's late payment or failure to discharge any of the Secured Obligations or any part thereof including failure to meet any demand made in accordance with this Deed; or

8.1.2 if the Client shall have been in default of any of its obligations hereunder; or under any other agreement between the Client and ESF;

8.1.3 upon crystallisation of the floating charge created by Clause 3.1.2; or

8.1.4 if the Client shall request that ESF shall appoint a Receiver; or

8.2 After this Deed shall have become enforceable ESF may in its absolute discretion enforce all or any part of the security constituted hereby in such manner as it sees fit.

9.    Enforcement of Security

9.1 The statutory power of sale and of appointing a Receiver conferred on mortgagees by Section 101 of the LPA, as varied and extended by this Deed, shall be deemed to arise on the date of this Deed and in favour of any purchaser or other person shall be deemed to be exercisable on and from the date of this Deed. Section 93 (restricting the right of consolidation) and Section 103 (restricting the power of sale) of the LPA shall not apply to this Deed.

9.2 The statutory powers of leasing conferred on ESF shall be extended so as to authorise ESF to lease, make agreements for leases, accept surrenders of leases and grant options as ESF shall think fit and without the need to comply with any of the provisions of Sections 99 and 100 of the LPA.

10.   Appointment and Powers of a Receiver

10.1 At any time after the security constituted by this Deed has become enforceable ESF may by written notice appoint any person to be a Receiver of the Charged Assets or any part thereof (with power to authorise any joint Receiver to exercise any power independently of any other joint Receiver) and may from time to time fix his or their remuneration and may remove any Receiver so appointed and appoint another or others in his place.

10.2 Any Receiver so appointed shall be the agent of the Client and the Client shall be solely responsible for his acts or defaults and for his remuneration.

10.3 Any Receiver so appointed shall have all powers conferred by the LPA (without the restrictions contained in Section 93 and 103 of that Act) and the Insolvency Act 1986 on mortgagors, mortgagees in possession (but without liability as such), receivers, administrative receivers and administrators appointed under those Acts. In addition the Receiver shall have power on behalf and at the cost of the Client (notwithstanding any liquidation of the Client) to do or omit to do anything which the Client could do or omit to do in relation to the Charged Assets or any part thereof and in particular (but without prejudice to the generality of the foregoing) any such Receiver may:

10.3.1 take possession of, collect and get in all or any part of the property in respect of which he is appointed and for that purpose to take any proceedings;

10.3.2 carry on or concur in carrying on the business of the Client and to raise money from ESF or others on the security of any of the Charged Assets;

10.3.3 sell or concur in selling, let or concur in letting and terminate or accept surrenders of leases and tenancies of any of the Charged Assets and to carry any such transactions into effect;

10.3.4 sell, assign, let or otherwise dispose of or concur in selling, assigning, letting or otherwise disposing of all or any of the debts and any other property in respect of which he is appointed;

10.3.5 make any arrangement or compromise between the Client and any other person which he may think expedient;

10.3.6  make and effect all repairs, improvements and insurances;

10.3.7  purchase materials, tools, equipment, goods or supplies;

10.3.8 call up any uncalled capital of the Client with all the powers conferred by the Articles of Association of the Client in relation to calls;

10.3.9 employ, engage and appoint managers and other employees and professional advisers; and

10.3.10 do all such other acts and things as may be considered to be incidental or conducive to any other matters or powers aforesaid or to the realisation of the security constituted by this Deed and which he lawfully may or can do.

10.4 All money received by ESF or by such Receiver in the exercise of any powers conferred by this Deed shall be applied after the discharge of the remuneration and expenses of the Receiver and all liabilities having priority thereto in or towards satisfaction of such of the Secured Obligations and in such order as ESF in its absolute discretion may from time to time conclusively determine (save that the Receiver may retain the same for such period as he and ESF consider expedient). No purchaser or other person shall be bound or concerned to see or enquire whether the right of ESF or any Receiver or Manager appointed by them to exercise any of the powers hereby conferred has arisen or not or be concerned with notice to the contrary.

10.5 any such receiver shall be entitled to remuneration appropriate to the work and responsibilities involved upon the basis of charging from time to time adopted by the receiver in accordance with the current practice of his firm without being limited to the maximum rate specified in section 109(6) of the law of property act 1925.

10.6 the client hereby covenants with ESF on demand to pay all costs charges and expenses incurred by ESF or by any such receiver or which it or he shall properly incur in or about the enforcement preservation or attempted preservation of this security or of the charged assets or any of them on a full indemnity basis including any costs incurred by the receiver before his appointment in his capacity of investigating accountant.

10.7 neither ESF nor any such receiver shall be liable to account as mortgagee in possession in respect of all or any of the charged assets nor be liable for any loss upon realisation or for any neglect or default of any nature whatsoever in connection therewith for which a mortgagee in possession may be liable as such.

10.8 the client hereby agrees to indemnify and hold harmless both ESF and any such receiver from and against all actions, claims, expenses, demands and liabilities whether in contract, tort or otherwise now or hereafter incurred by it or him or by any manager agent officer or employee for whose liability act or omission it or he may be answerable for anything done or omitted in the exercise or purported exercise of the powers herein contained.

11.   Powers of ESF

      ESF may exercise without further notice and whether or not it shall have appointed a Receiver all the powers conferred upon mortgagees by the LPA as hereby varied or extended and all the powers and discretions hereby conferred expressly or by implication on a Receiver appointed hereunder.

12.   Power of Attorney

      By way of security, the Client irrevocably appoints ESF and any Receiver jointly and severally as its Attorney, with full power of delegation for it and in its name and on its behalf and as its act and deed or otherwise, to seal, deliver and otherwise perfect any deed, assurance, legal assignment, agreement, instrument or act which may be required or may be deemed proper for any of the purposes set out in this Deed.

      The Client shall ratify and confirm all transactions entered into by ESF, any Receiver, or any delegate of ESF in the exercise or purported exercise of ESF's or Receiver's respective powers and all things done by ESF, such Receiver or delegate by virtue of any power of attorney given herein.

13.   Set-off

      ESF may at any time and without notice to the Client combine or consolidate all or any of the Client's then existing accounts with and liabilities to ESF and set-off or transfer any sum or sums standing to the credit of anyone or more of such accounts in or towards satisfaction of any of the Secured Obligations. ESF shall notify the Client that such a transfer has been made.

      ESF may at any time and without notice to the Client set-off any obligation owed by ESF to the Client against the whole or part of the Secured Obligations.

14.   New Accounts

      If ESF receives notice of any subsequent Security Interest affecting the Charged Assets or any part thereof or interest therein ESF may open a new account for the Client. If ESF does not open a new account then unless ESF gives express written notice to the contrary to the Client it shall nevertheless be treated as if it had done so at the time when it received such notice and as from that time all payments made by or on behalf of the Client to ESF shall be credited or be treated as having been credited to the new account and shall not operate to reduce the amount due from the Client to ESF at the time when it received notice.

15.   Currency Clauses

15.1 All moneys received or held by ESF or by a Receiver under this Deed may from time to time after demand has been made by ESF be converted into such other currency as ESF considers necessary or desirable to cover the obligations and liabilities actual or contingent of the Client in that other currency at the then prevailing spot rate of exchange obtainable by ESF (as conclusively determined by ESF) for purchasing that other currency with the existing currency.

15.2 If and to the extent that the Client fails to pay the amount due on demand ESF may in its absolute discretion without notice to the Client purchase at any time thereafter so much of any currency as ESF considers necessary or desirable to cover the obligations and liabilities of the Client in such currency hereby secured at the then prevailing spot rate of exchange obtainable by ESF (as conclusively determined by ESF) for purchasing such currency with sterling and the Client hereby agrees to indemnify ESF against the full sterling cost incurred by ESF for such purchase.

15.3 No payment to ESF (whether under any judgement or court order or otherwise) shall discharge the obligation or liability of the Client in respect of which it was made unless and until ESF shall have received payment in full in the currency in which such obligation or liability was incurred and to the extent that the amount of any such payment shall on actual conversion into such currency falls short of such obligation or liability actual or contingent expressed in that currency ESF shall have a further separate cause of action against the Client and shall be entitled to enforce the charges hereby created to recover the amount of the shortfall.

16.   Miscellaneous

16.1 All the provisions of this Deed are severable and distinct from one another and if at any time one or more of such provisions is or becomes invalid illegal or unenforceable the validity legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

16.2 No payment to ESF (whether under any judgement or order of any Court or otherwise) shall discharge the obligation or liability of the Client in respect of which it was made unless and until ESF shall have received payment in full and to the extent that the amount of any such payment shall fall short of such obligation or liability ESF shall have a further separate cause of action against the Client and shall be entitled to enforce the charges hereby created to recover such sum as shall pay the amount of the shortfall.

16.3 No failure or delay by ESF in exercising any right or remedy shall operate as a waiver thereof nor shall any single or partial exercise or waiver of any right or remedy preclude its further exercise or the exercise of any other right or remedy as though no waiver had been made and no relaxation or indulgence granted.

16.4 It is hereby certified that neither the execution of this Deed nor the creation of the charges herein contained contravenes any of the provisions of the Memorandum and Articles of Association or other constitutional documents of the Client.

16.5 Any change in the constitution of ESF or its absorption in or amalgamation with any other person or the acquisition of all or part of its undertaking by any other person shall not in any way prejudice or affect its rights hereunder.

17.   Notices

      Any notice to be given under this Deed shall either be delivered personally or sent by first class recorded delivery post, tested telex or facsimile transmission. The address of the service of each party shall be the address stated in this Deed or such other address as it shall have from time to time notified to the other party. A notice shall be deemed to have been served as follows:

17.1  if personally delivered, at the date of delivery;

17.2 if posted, at the expiration of 48 hours after the envelope containing the same was delivered into the custody of the postal authority; and

17.3  if sent by telex of facsimile transmission, at the time of transmission.

18.   Governing Law

      This Deed shall be governed by and interpreted in accordance with English law in every particular matter and any proceedings arising out of or in connection with it may be brought in any court of competent jurisdiction in England. IN WITNESS whereof each of the parties hereto has executed and delivered this Deed the day and year first before written.

THE COMMON SEAL of \ SIGNED as a DEED by
Ultralife Batteries UK Limited
was hereunto affixed in the presence of

Director /s/ David Richards

Secretary /s/ Richard Walsh

30th January 2003

THE COMMON SEAL of \ SIGNED as a DEED by
Euro Sales Finance plc
was hereunto affixed in the presence of:

Director /s/ Stuart Arenasen

Director/Secretary

Authorised signatory /s/ Natalie Williams

30th April 2003

                                  Formal Offer

Facility:                               Confidential Shadow Ledger Recourse

Provided by                             Euro Sales Finance plc -
                                        A member of The Royal Bank Of
                                        Scotland Group

On Behalf of:                           Ultralife Batteries UK Limited

FACILITY PARAMETERS                     This offer has been prepared with all
                                        figures quoted in GBP

Minimum Agreement Period:               12 Months from the date of this
                                        agreement

Minimum Notice Period:                  6 Months

Funding Period:                         90 days end of month from invoice date

Sales Territories:                      United Kingdom
                                        Europe
                                        Rest Of World

Sales Ledger Currency:                  GBP

Funding Cap:                            Yes Amount:(pound)450,000

Initial Prepayment:                     UK Sales - 70% of approved eligible
                                        debts

Non-Notifiable Debts:                   Cash, pro-forma & credit card sales.
                                        Exports to non-OECD countries. Sales to
                                        Associated Companies (Ultralife
                                        Batteries Inc.) Sales to customers who
                                        are also suppliers. Sales to customers
                                        in the USA who receive prod, directly
                                        from Ultralife Batteries Inc.

ANTICIPATED CLIENT PROFILE

Projected Annual Turnover (inc. VAT):   (pound)5,500,000 (excluding
                                        non-notifiable debts)

Customer Credit Terms                   Standard: 30 days from date of invoice

Exceptional:                            60 days from date of invoice

CHARGE FOR SERVICES                     60 days from date of invoice

Proposed Commission Charge:             0.55% per annum
                                        Subject to VAT at the standard rate and
                                        expressed as a percentage of gross
                                        annual sales turnover.

Minimum Commission Charge:              (pound)20,000 per annum
                                        Subject to VAT at the standard rate.

CHARGE FOR FINANCE

Discounting Charge:                     2.25% per annum
                                        Expressed over The Royal Bank of
                                        Scotland Plc base rate currently 4.00%

Arrangement Fee:                        (pound)4,500 (plus VAT)
                                        Payable upon commencement of this
                                        Agreement
PRECOMMENCEMENT CONDITIONS

Letter of continued support from Ultralife Batteries Inc.

Waiver from Congress Financial Corporation in respect of the trade receivables.

Deed of postponement from Ultralife Batteries Inc. in respect of interest bearing loan and trade creditor balance.

ENDURING OPERATIONAL/SPECIAL CONDITIONS

ESF will require copies of your management accounts on a quarterly basis to include a profit & loss account and balance sheet. These are to be provided no later than 6 weeks from the quarter end.

ESF will require you to obtain proof of delivery for all invoices raised & funded by us. These documents are to be retained by you & held to our order, ESF, at its absolute discretion, may request copies of these documents from time to time.

Debtor concentration limits will be 15%. MOD Concentration limit will be 30% of the approved eligible debt. Separate application to this can be made on an on-going basis,

Our facility is reliant on your credit control & collection systems being correctly implemented. We would not, therefore, expect to see a month when your sales ledger debt turn exceeded 80 days (excluding intercompany sales receivables). Should this happen, we shall reduce your prepayment facility according to the following formula:

Actual days outstanding = 82 days
2 divided by 80 days x 100% = 3%
Your pre-payment facility will reduce to 67% in the following month.

The terms & conditions set out above may be varied according to the following criteria:

1.    The operation of the Agreement.
2.    The standard of the proof of debt.
3.    The financial standing of the Company

There will be a Maximum Funds In Use (MAFIU) of(pound)450,000 for the Company.

Please indicate your acceptance of these terms and conditions by signing and dating below and by initialling and dating all other pages of the Formal Offer. Please retain the second copy for your information. We accept the terms of your quotation and the conditions attached hereto

Signed:       /s/ Richard Walsh                 Dated: 30th January 2003
       ---------------------------------               -----------------

              For and on behalf of: Ultralife Batteries UK Limited